Exhibit 10.5

TENTH AMENDMENT TO OFFICE LEASE

This Tenth Amendment to Office Lease (this “Tenth Amendment”) is made and entered into by and between ASP, Inc., the managing partner of Boulder Tower Tenants in Common (“Landlord”), and HELMERICH & PAYNE, INC., a Delaware corporation (the “Tenant”), effective on and as of the date on which Tenant executes this Tenth Amendment, as set forth on the signature page (the “Effective Date”).

WITNESSETH

WHEREAS, Landlord and Tenant previously entered into that certain Office Lease dated May 30, 2003, as amended by that certain First Amendment to the Lease dated as of May 23, 2008, Second Amendment to Office Lease dated December 13, 2011, Third Amendment to Office Lease (with form of Fourth Amendment to Office Lease attached thereto as Exhibit “B”) dated September 5, 2012, Fifth Amendment to Office Lease dated December 26, 2012, Sixth Amendment to Office Lease dated April 24, 2013, Seventh Amendment to Office Lease dated September 16, 2013, Eighth Amendment to Office Lease dated March 24, 2014, and Ninth Amendment to Office Lease dated June 16, 2014 (collectively, the “Lease”); pursuant to which Landlord leases to Tenant certain premises totaling 203,513 rentable square feet in the building commonly known as Boulder Towers (the “Building”), located at 1437 South Boulder, Tulsa, Oklahoma 74119 (the “Existing Premises”); and

WHEREAS, Landlord and Tenant desire to expand the Premises, and amend certain other terms of the Lease, all as more particularly provided below;

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, the Lease is hereby modified and amended as set out below:

1.                                      Definitions.  All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Tenth Amendment.

2.                                      Expansion Space; Term; Rent.  Landlord and Tenant hereby confirm, stipulate and agree that the Existing Premises shall be expanded as of the term commencement date to include an additional 1,589  rentable square feet of Storage Space (the “Additional Storage Space”) as described in red outline on Exhibit “A” attached hereto (and labeled Suites 7 and 8). Landlord will deliver possession of the Additional Storage Space in “as is” condition upon execution of this Tenth Amendment; provided, however, in the event delivery of possession is delayed and any such delay is caused by Landlord or Landlord’s contractors, then Tenant shall be entitled to receive from Landlord a rent credit equal to one (1) day of free Annual Rent for every one (1) day of any such delay. The term commencement date (“TCD”) and date of rent commencement with respect to the Additional Storage Space will be on the day of delivery of possession (prorated for any partial month). Unless sooner terminated as provided in the Lease, and subject to the renewal option contained in this Tenth Amendment, the expiration date for the lease of the

Additional Storage Space will be November 30, 2017. Annual Rental for the Additional Storage Space payable by Tenant under the Lease shall be as follows:

Square Footage	Price/RSF	Annual Rent	Monthly Installment
1,589	$5.75	$9,136.00	$761.40

With such Additional Storage Space, the total rentable square feet of the Leased Premises is 205,102 rentable square feet and the total rentable area of the Building is 521,802 rentable square feet. In the event the parties execute the form of Fourth Amendment to Lease previously agreed to, the parties agree to modify that form prior to execution thereof in order to accurately reflect (after giving effect to this Tenth Amendment) the total rentable square feet of the Leased Premises, total parking spaces, and Tenant’s Share of Operating Expenses.

3.                                      Tenant’s Share and Operating Expense Base. Tenant’s Share attributable to the Additional Storage Space shall be 0.30%. Tenant’s Share attributable to the entire Leased Premises after the addition on the TCD of the Additional Storage Space, and square footage adjustment of Section 9, shall be 39.30%.  The Operating Expense Base for the Additional Storage Space shall mean the amount of Operating Expenses for the calendar year 2015.  From and after the TCD, the 5% cap on increases in Tenant’s Share attributable to the Additional Storage Space as to increases in Operating Expenses, as set forth in Section 4.02(g) of the H&P Lease, shall be applicable to the Additional Storage Space and Tenant’s Share shall be made in reference to the base amount established in 2015.

4.                                      Renewal Term.  Provided Tenant is not then in default in any of its material obligations under this Lease after applicable notice and curative periods have expired, Tenant shall have one (1)

option to renew the term of the Additional Storage Space (the “Renewal Term”). The option shall be exercised by written notice to Landlord given on or before August 31, 2017. Unless sooner terminated as provided in the Lease, the expiration date for the Renewal Term of the Additional Storage Space will be January 31, 2025. The Renewal Term shall be on the same covenants, agreements, terms, provisions and conditions as are contained in this Tenth Amendment.

5.                                      Authority. Each of Landlord and Tenant represents and warrants to the other that the execution, delivery and performance of this Tenth Amendment by such party is within the requisite power of such party, has been duly authorized and is not in contravention of the terms of such party’s organizational or governmental documents.

6.                                      Binding Effect. Each of Landlord and Tenant further represents and warrants to the other that this Tenth Amendment, when duly executed and delivered, will constitute a legal, valid, and binding obligation of Tenant, Landlord and all owners of the Building, fully enforceable in accordance with its respective terms, except as may be limited by bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws affecting the rights of creditors generally and the availability of specific performance or other equitable remedies.

7.                                      Successors and Assigns.  This Tenth Amendment will be binding on the parties’ successors and assigns.

8.                                      Brokers.  Tenant warrants that it has had no dealings with any broker or agent other than Commercial Realty, LLC d/b/a CB Richard Ellis|Oklahoma (the “Broker”) in connection with the negotiation or execution of this Tenth Amendment.  Landlord shall indemnify and hold Tenant harmless from and against any cost, expenses or liability for commissions or other compensation or charges of Broker.  Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed to be owed by Tenant to any broker or agent, other than Broker, with respect to this Tenth Amendment or the transactions evidenced hereby.

9.                                      Amendments.  With the exception of those terms and conditions specifically modified and amended herein, the Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Tenth Amendment and the terms and provisions of the Lease, the terms and provisions of this Tenth Amendment shall supersede and control.

10.                               Counterparts.  This Tenth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Tenth Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.

11.                               Disclosure.  Members of the Boulder Towers Tenants in Common are licensed real estate brokers in the State of Oklahoma and are affiliated with Commercial Realty, LLC d/b/a CB Richard Ellis|Oklahoma; they are also partners in Boulder Towers Tenants in Common, the Landlord.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amendment to be effective as of the day and year as set forth above.

LANDLORD:

By: ASP, Inc.

Managing Partner of Boulder Towers Tenants in Common

By:	/s/ William H. Mizener
Name:	William H. Mizener
Title:	President
Date Executed:	12/8/14

TENANT:

Helmerich & Payne, Inc.

By:	/s/ Steven R. Mackey
Name:	Steven R. Mackey
Title:	Executive Vice President
Date Executed:	November 26, 2014